Exhibit 1(v)



                          Sentinel Group Funds, Inc.

                             ARTICLES OF AMENDMENT


     Sentinel Group Funds, Inc., a Maryland corporation having its principal office in Maryland in Baltimore City, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Charter of the Corporation, as heretofore amended, is further amended by changing the designation of all issued and unissued Class A shares, Class B shares and Class C shares of the Corporation's Sentinel Mid Cap Core Fund to Class A shares, Class B shares and Class C shares of the Sentinel Core Mid Cap Fund.

     SECOND: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

     THIRD: The foregoing amendment to the Charter of the Corporation was approved by a majority of the entire Board of Directors of the Corporation and the Charter amendment is limited to a change expressly permitted by Section 2-605 of Title 2 of Subtitle 6 of the Maryland General Corporation Law to be made without action by the stockholders.

     IN WITNESS WHEREOF, the Corporation has caused this instrument to be signed in its name and on its behalf by its Vice President, Joseph M. Grab,
and witnessed by its Secretary, D. Russell Morgan, as of the   th day of March,
2004.

     The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the authorization and approval hereof are true in all material respects and that this statement is made under the penalties of perjury.

                                           Sentinel Group Funds, Inc.



                                           ------------------------------
                                           Joseph M. Grab, Vice President



WITNESS:



-----------------------------
D. Russell Morgan, Secretary